Exhibit 99.1

News Release

Orthofix Reports Second Quarter 2024 Results and Raises Full-Year 2024 Financial Guidance

LEWISVILLE, Texas — August 6, 2024 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the second quarter ended June 30, 2024 and increased its full-year 2024 financial guidance.

Recent Highlights

•
Second quarter 2024 net sales of $198.6 million, an increase of 6% on a reported and constant currency basis compared to second quarter 2023
•
Bone Growth Therapies (BGT) net sales growth of 12% compared to second quarter 2023, marking six consecutive quarters with double-digit net sales increases
•
U.S. Spine Fixation1 net sales growth of 12% compared to second quarter 2023, driven by distribution expansion and further penetration in existing accounts
•
Global Orthopedics net sales growth of 5% on a reported basis and 6% on a constant currency basis compared to second quarter 2023
•
Second quarter 2024 net loss of $(33.4) million; Non-GAAP adjusted EBITDA of $16.6 million, an increase of $6.7 million, with adjusted EBITDA margin expanding 310 basis points compared to second quarter 2023
•
Significant improvement in cash usage, paving the way for earlier than expected positive free cash flow for the second half of 2024
•
Announced appointments of four new executive team members, further strengthening the breadth and depth of the Company's leadership team
•
Increases full-year 2024 net sales guidance to $795 million to $800 million from $790 million to $795 million; Raises full-year 2024 non-GAAP adjusted EBITDA guidance to $64 million to $69 million from $62 million to $67 million

Second quarter net sales were $198.6 million, an increase of 6% on a reported and constant currency basis. Net loss was $(33.4) million and earnings per share ("EPS") was $(0.88) on a reported basis, representing an improvement of 18% when compared to the prior year period. Non-GAAP adjusted EBITDA was $16.6 million for the second quarter, representing adjusted EBITDA margin expansion of 310 basis points over the prior year period.

“We delivered another strong quarter driven by successful execution of our key growth priorities,” said Massimo Calafiore, President and Chief Executive Officer. “Highlights in the quarter included notable revenue growth across each of our business segments where our performance was led primarily by strength in our U.S. markets, including Bone Growth Therapies, which grew 12%, and further highlights the benefit of cross-selling in our integrated spine channel. In addition, we delivered growth of 12% in U.S. Spine fixation, more than twice the market rate. Based on continued positive momentum, the strength of our differentiated and expanding product portfolio, which continues to win share, and our confidence in sustainable growth trends, we are raising our full-year net sales and adjusted EBITDA guidance. We also are on track to achieve positive free cash flow for the second half of this year, much earlier than we originally anticipated.”

1 Spine fixation is comprised of the Company's Spinal Implants product category, excluding motion preservation product offerings

Financial Results Overview

Second Quarter 2024 Net Sales and Financial Results

The following table provides net sales by major product category by reporting segment:

	Three Months Ended June 30,
(Unaudited, U.S. Dollars, in millions)	2024	2023	Change	Constant Currency Change
Bone Growth Therapies	$59.1	$52.7	12.3%	12.3%
Spinal Implants, Biologics and Enabling Technologies	108.9	105.3	3.4%	3.4%
Global Spine	168.0	158.0	6.4%	6.4%
Global Orthopedics	30.6	29.0	5.3%	6.3%
Net sales	$198.6	$187.0	6.2%	6.4%

Gross margins were 67.8% for the quarter and were 71.3% on a non-GAAP adjusted basis.

Net loss was $(33.4) million, or $(0.88) per share, compared to net loss of $(39.4) million, or $(1.07) per share in the prior year period. Non-GAAP adjusted EBITDA was $16.6 million, or 8.4% of net sales, compared to non-GAAP adjusted EBITDA of $9.9 million, or 5.3% of net sales, in the prior year period.

Liquidity

Cash, cash equivalents, and restricted cash on June 30, 2024, totaled $28.9 million compared to $29.5 million on March 31, 2024.

Business Outlook

The Company is increasing its 2024 full-year guidance as follows:

•
Net sales are expected to range between $795 million to $800 million, representing implied growth of 6.7% to 7.4% year-over-year on a constant currency basis, an increase from the previous guidance range of $790 million to $795 million. These expectations are based on the current foreign currency exchange rates and do not take into account any additional potential exchange rate changes that may occur this year.
•
Non-GAAP adjusted EBITDA is expected to range from $64 million to $69 million, an increase from the previous guidance range of $62 million to $67 million.
•
Company now expects to be free cash flow positive for the second half of 2024.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company's financial results for the quarter ended June 30, 2024. Interested parties may access the conference call by dialing (888) 330-2508 in the U.S., and (240) 789-2735 in all other locations, and referencing the access code 9556380. A replay of the call will be available for three weeks by dialing (800) 770-2030 in the U.S., and (647) 362-9199 in all other locations, and entering the access code 9556380. A webcast of the conference call may be accessed at ir.Orthofix.com.

About Orthofix

Orthofix is a leading global spine and orthopedics company with a comprehensive portfolio of biologics, innovative spinal hardware, bone growth therapies, specialized orthopedic solutions and a leading surgical navigation system. Its products are distributed in more than 60 countries worldwide. The Company is headquartered in Lewisville, Texas and has primary offices in Carlsbad, CA, with a focus on spine and biologics product innovation and surgeon education, and Verona, Italy, with an emphasis on product innovation, production, and medical education for orthopedics. The combined company’s global R&D, commercial and manufacturing footprint also includes facilities and offices in Irvine, CA, Toronto, Canada, Sunnyvale, CA, Maidenhead, UK, Munich, Germany, Paris, France, and São Paulo, Brazil. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,”

“estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Forward-looking statements in this communication include the Company's expectations regarding net sales, adjusted EBITDA, and free cash flow for the year ended December 31, 2024. Forward-looking statements are not guarantees of our future performance, are based on our current expectations and assumptions regarding our business, the economy and other future conditions, and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), and in Part II, Item 1A under the heading Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Factors that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, (i) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (ii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iii) development and acceptance of new products or product enhancements, (iv) clinical and statistical verification of the benefits achieved via the use of our products, (v) our ability to adequately manage inventory, (vi) our ability to recruit and retain management and key personnel, and (vii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties, and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise, except as required by law.

The Company is unable to provide expectations of GAAP income (loss) before income taxes, the closest comparable GAAP measures to adjusted EBITDA (which is a non-GAAP measure), on a forward-looking basis because the Company is unable to predict without unreasonable efforts the ultimate outcome of matters (including acquisition-related expenses, accounting fair value adjustments, and other such items) that will determine the quantitative amount of the items excluded in calculating adjusted EBITDA, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

Company Contacts

Investor Relations
Julie Dewey, Chief Investor Relations and Communications Officer
JulieDewey@Orthofix.com
(209) 613-6945

Media Relations
Denise Landry, Vice President, Global Corporate Communications
DeniseLandry@Orthofix.com
(214) 937-2529

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2024	2023	2024	2023

Net sales	$198,620	$187,016	$387,228	$362,220
Cost of sales	63,871	67,465	125,237	132,340
Gross profit	134,749	119,551	261,991	229,880
Sales and marketing	100,224	99,249	200,267	193,040
General and administrative	33,994	34,177	65,642	82,988
Research and development	18,049	19,424	37,541	42,731
Acquisition-related amortization and remeasurement	7,388	3,333	12,784	7,467
Operating loss	(24,906)	(36,632)	(54,243)	(96,346)
Interest expense, net	(4,943)	(1,266)	(9,501)	(2,555)
Other income (expense), net	(2,510)	(20)	(3,784)	656
Loss before income taxes	(32,359)	(37,918)	(67,528)	(98,245)
Income tax expense	(1,084)	(1,508)	(1,935)	(2,119)
Net loss	$(33,443)	$(39,426)	$(69,463)	$(100,364)

Net loss per common share:
Basic	$(0.88)	$(1.07)	$(1.84)	$(2.77)
Diluted	(0.88)	(1.07)	(1.84)	(2.77)
Weighted average number of common shares (in millions):
Basic	38.0	36.8	37.8	36.3
Diluted	38.0	36.8	37.8	36.3

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except par value data)	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$26,366	$33,107
Restricted Cash	2,500	4,650
Accounts receivable, net of allowances of $8,368 and $7,130, respectively	125,361	128,098
Inventories	210,040	222,166
Prepaid expenses and other current assets	21,798	32,422
Total current assets	386,065	420,443
Property, plant, and equipment, net	154,111	159,060
Intangible assets, net	108,310	117,490
Goodwill	194,934	194,934
Other long-term assets	38,578	33,388
Total assets	$881,998	$925,315
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$50,362	$58,357
Current portion of long-term debt	4,688	1,250
Current portion of finance lease liability	734	708
Other current liabilities	100,183	104,908
Total current liabilities	155,967	165,223
Long-term debt	113,315	93,107
Long-term portion of finance lease liability	18,160	18,532
Other long-term liabilities	48,552	49,723
Total liabilities	335,994	326,585
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 100,000 shares authorized; 38,039 and 37,165 issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	3,804	3,717
Additional paid-in capital	764,538	746,450
Accumulated deficit	(219,607)	(150,144)
Accumulated other comprehensive loss	(2,731)	(1,293)
Total shareholders’ equity	546,004	598,730
Total liabilities and shareholders’ equity	$881,998	$925,315

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of various financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to various non-GAAP financial measures that exclude (or in the case of free cash flow, include) items specified in the tables. The GAAP measures shown in the tables below represent the most comparable GAAP measure to the applicable non-GAAP measure(s) shown in the table. For further information regarding the nature of these exclusions, why the Company believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this press release filed today with the SEC available on the SEC's website at www.sec.gov and on the “Investors” page of the Company’s website at www.orthofix.com.

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Gross profit	$134,749	$119,551	$261,991	$229,880
Share-based compensation expense	497	482	1,034	953
SeaSpine merger-related costs	3,115	3,782	4,418	4,486
Strategic investments	63	29	128	210
Acquisition-related fair value adjustments	3,047	9,449	6,094	21,085
Amortization/depreciation of acquired long-lived assets	209	544	527	544
Medical device regulation	—	41	—	669
Adjusted gross profit	$141,680	$133,878	$274,192	$257,827
Adjusted gross margin	71.3%	71.6%	70.8%	71.2%

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Net loss	$(33,443)	$(39,426)	$(69,463)	$(100,364)
Income tax expense (benefit)	1,084	1,508	1,935	2,119
Interest expense, net	4,943	1,266	9,501	2,555
Depreciation and amortization	14,032	13,327	28,894	25,997
Share-based compensation expense	9,959	13,246	18,759	26,266
Foreign exchange impact	851	(269)	2,439	(852)
SeaSpine merger-related costs	5,897	8,206	10,376	28,946
Strategic investments	311	309	431	970
Acquisition-related fair value adjustments	6,117	8,149	10,334	19,785
Interest and loss on investments	1,813	—	1,553	—
Litigation and investigation costs	(277)	1,291	1,983	1,760
Succession charges	5,346	262	7,556	262
Medical device regulation	—	2,050	—	5,679
Adjusted EBITDA	$16,633	$9,919	$24,298	$13,123
Adjusted EBITDA as a percentage of net sales	8.4%	5.3%	6.3%	3.6%

Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Net loss	$(33,443)	$(39,426)	$(69,463)	$(100,364)
Share-based compensation expense	9,959	13,246	18,759	26,266
Foreign exchange impact	851	(269)	2,439	(852)
SeaSpine merger-related costs	5,967	8,049	10,815	30,353
Strategic investments	371	348	497	1,046
Acquisition-related fair value adjustments	6,117	8,149	10,334	19,785
Amortization/depreciation of acquired long-lived assets	4,648	5,810	9,440	9,944
Litigation and investigation costs	(277)	1,291	1,983	1,760
Succession charges	5,346	262	7,556	262
Medical device regulation	—	2,055	—	5,689
Interest and loss on investments	1,764	—	1,504	—
Long-term income tax rate adjustment	416	1,224	3,112	3,238
Adjusted net income (loss)	$1,719	$739	$(3,024)	$(2,873)

Cash Flow and Free Cash Flow

	Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023
Net cash from operating activities	$(9,611)	$(39,536)
Net cash from investing activities	(20,583)	4,265
Net cash from financing activities	21,678	21,791
Effect of exchange rate changes on cash	(375)	387
Net change in cash and cash equivalents	$(8,891)	$(13,093)

	Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023
Net cash from operating activities	$(9,611)	$(39,536)
Capital expenditures	(20,533)	(24,654)
Free cash flow	$(30,144)	$(64,190)

Reconciliation of Non-GAAP Financial Measures to Reported Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Sales and marketing expense, as reported	$100,224	$99,249	$200,267	$193,040
Reconciling items impacting sales and marketing:
Strategic investments	(1,193)	(1,422)	(3,412)	(3,521)
Litigation and investigation costs	—	(752)	—	(857)
Medical device regulation	—	—	—	(5)
Amortization/depreciation of acquired long-lived assets	(119)	(297)	(297)	(297)
Sales and marketing expense, as adjusted	$98,912	$96,778	$196,558	$188,360
Sales and marketing expense as a percentage of net sales, as adjusted	49.8%	51.7%	50.8%	52.0%

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
General and administrative expense, as reported	$33,994	$34,177	$65,642	$82,988
Reconciling items impacting general and administrative:
Strategic investments	(1,623)	(2,694)	(2,834)	(19,992)
Amortization/depreciation of acquired long-lived assets	(2)	(336)	(72)	(336)
Litigation and investigation costs	277	(538)	(1,983)	(902)
Succession charges	(5,346)	(262)	(7,556)	(262)
General and administrative expense, as adjusted	$27,300	$30,347	$53,197	$61,496
General and administrative expense as a percentage of net sales, as adjusted	13.7%	16.2%	13.7%	17.0%

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Research and development expense, as reported	$18,049	$19,424	$37,541	$42,731
Reconciling items impacting research and development:
Strategic investments	(340)	(490)	(576)	(2,374)
Medical device regulation	—	(2,027)	—	(5,017)
Research and development expense, as adjusted	$17,709	$16,907	$36,965	$35,340
Research and development expense as a percentage of net sales, as adjusted	8.9%	9.0%	9.5%	9.8%

Reconciliation of Non-GAAP Financial Measures to Reported Non-Operating (Income) Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Non-operating expense	$7,453	$1,286	$13,285	$1,899
Reconciling items impacting non-operating expense:
Foreign exchange impact	(851)	269	(2,439)	852
Strategic investments	—	(15)	—	(895)
Interest and (gain) loss on investments	(1,787)	30	(1,504)	60
Non-operating expense, as adjusted	$4,815	$1,570	$9,342	$1,916
Non-operating expense as a percentage of net sales, as adjusted	2.4%	0.8%	2.4%	0.5%

Source

Orthofix Medical Inc.

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